EXHIBIT 11.0


               KIRBY CORPORATION AND CONSOLIDATED SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                                                          Three months ended      Six months ended
                                                               June 30,               June 30,
                                                          ------------------    ------------------
                                                            1998      1997        1998       1997
                                                          -------    -------    -------    -------
                                                          (in thousands, except per share amounts)
Net earnings from continuing operations                   $ 6,675    $ 7,691    $11,715    $10,313
Net earnings from discontinued operations                      --        414         --      2,531
                                                           ------     ------     ------     ------

   Net earnings                                           $ 6,675    $ 8,105    $11,715    $12,844
                                                           ======     ======     ======     ======

Basic earnings per share:
Weighted average number of common shares outstanding       21,394     24,298     22,701     24,451
                                                           ======     ======     ======     ======

Basic earnings per share from continuing operations       $   .31    $   .31    $   .52    $   .42
Basic earnings per share from discontinued operations          --        .02         --        .11
                                                           ------     ------     ------     ------

   Basic earnings per share                               $   .31    $   .33    $   .52    $   .53
                                                           ======     ======     ======     ======

Diluted earnings per share:
Weighted average number of common shares outstanding       21,394     24,298     22,701     24,451
Dilutive shares applicable to stock options                   344        204        320        206
                                                           ------     ------     ------     ------

   Shares applicable to diluted earnings                   21,738     24,502     23,021     24,657
                                                           ======     ======     ======     ======

Diluted earnings per share from continuing operations     $   .31    $   .31    $   .51    $   .42

Diluted earnings per share from discontinued operations        --        .02         --        .10
                                                           ------     ------     ------     ------

   Diluted earnings per share                             $   .31    $   .33    $   .51    $   .52
                                                           ======     ======     ======     ======